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                                   EXHIBIT 11
                    MAPCO INC. AND CONSOLIDATED SUBSIDIARIES
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                        (Dollars and Shares in Millions
                           except per share amounts)



                                                                         Three Months                    Six Months
                                                                        Ended June 30,                 Ended June 30,
                                                                      ---------------------         ----------------------
                                                                       1996           1995           1996            1995
                                                                      ------         ------         ------          ------
PRIMARY EARNINGS PER COMMON SHARE
Computation for Consolidated Statements of Income
- -------------------------------------------------
  Net income (loss) (a)                                               $(21.0)        $ 21.2         $ 34.2          $ 50.2
                                                                      ======         ======         ======          ======
  Weighted average common shares outstanding                            28.8           29.9           28.9            29.9
  Common stock equivalents (stock options)                                 -              -              -               -
                                                                      ------         ------         ------          ------
  Weighted average common shares outstanding (a)                        28.8           29.9           28.9            29.9
                                                                      ======         ======         ======          ======
  Primary earnings (loss) per common share (a) (c)                    $ (.73)        $  .71         $ 1.18          $ 1.68
                                                                      ======         ======         ======          ======

Additional Primary Computation
- ------------------------------
  Net income (loss) (a)                                               $(21.0)        $ 21.2         $ 34.2          $ 50.2
                                                                      ======         ======         ======          ======
  Weighted average common shares outstanding (a)                        28.8           29.9           28.9            29.9
  Dilutive effect of outstanding options (d)                              .2             .1             .2              .1
                                                                      ------         ------         ------          ------
  Weighted average common shares outstanding,
    as adjusted                                                         29.0           30.0           29.1            30.0
                                                                      ======         ======         ======          ======
  Primary earnings (loss) per common share, as
    adjusted (b)                                                      $ (.73)        $  .71         $ 1.18          $ 1.67
                                                                      ======         ======         ======          ======


FULLY DILUTED EARNINGS PER COMMON SHARE
Additional Fully Diluted Computation
- ------------------------------------
  Net income (loss) (a)                                               $(21.0)        $ 21.2         $ 34.2          $ 50.2
                                                                      ======         ======         ======          ======
  Weighted average common shares outstanding (a)                        28.8           29.9           28.9            29.9
  Dilutive effect of outstanding options (d)                              .2             .1             .2              .1
                                                                      ------         ------         ------          ------
  Weighted average common shares outstanding,
    as adjusted                                                         29.0           30.0           29.1            30.0
                                                                      ======         ======         ======          ======
  Fully diluted earnings (loss) per common share,
    as adjusted (b)                                                   $ (.73)        $  .71         $ 1.18          $ 1.67
                                                                      ======         ======         ======          ======

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                                   EXHIBIT 11




(a) These figures agree with the related amounts in the condensed consolidated statements of income.

(b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(c) In 1996 and 1995, stock options are not included in the earnings per share computation included in MAPCO's condensed consolidated statements of income because the dilutive effect is less than 3%.

(d) In accordance with footnote 3 to paragraph 9 of APB Opinion No. 30, the impact of outstanding options is included in the additional primary earnings per share and additional fully diluted earnings per share calculations for the three months ended June 30, 1996.